Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

27 December 2016

Commissioners:

We have read the statements made by Lumentum Holdings Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Lumentum Holdings Inc. dated December 27, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800 San Jose, CA 95110
T: (408) 817 5700, F: (408) 817 5050, www.pwc.com/us